UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 3, 2013

SYNAGEVA BIOPHARMA CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23155	56-1808663
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

33 Hayden Avenue

Lexington, Massachusetts 02421

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 357-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated License Agreement

On December 3, 2013, Synageva BioPharma Corp. (“Synageva”) entered into a second amended and restated license agreement (“Second A&R License Agreement”) with the University of Georgia Research Foundation, Inc. (“UGARF”). The Second A&R License Agreement amends, restates and clarifies certain provisions, rights and obligations under the original amended and restated license agreement, dated as of April 5, 2007, between Synageva and UGARF.

Synageva’s rights under the Second A&R License Agreement include an exclusive, worldwide, sublicensable license to UGARF’s patent rights to develop, make, use and commercialize products derived from protein expression platform technology. UGARF is eligible to receive a low single digit royalty on net sales of products on a country-by-country basis until the last to expire of the licensed patents in such country. UGARF can terminate the license or, at UGARF’s discretion, convert the license into a non-exclusive license, if Synageva materially breaches the agreement, makes any materially false reports to UGARF, or fails to pay any required consideration under the agreement. Synageva has the right to terminate the agreement upon 60 days’ prior written notice to UGARF.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNAGEVA BIOPHARMA CORP.

By:	/s/ Sanj K. Patel
Sanj K. Patel
President and Chief Executive Officer

Date: December 9, 2013